As filed with the Securities and Exchange Commission on May 12, 2006.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Genitope Corporation
(Exact name of registrant as specified in its charter)

Delaware	77-0436313
(State of Incorporation or	(I.R.S. Employer Identification No.)
Organization)
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Address of Principal Executive Offices)

2003 Equity Incentive Plan
2003 Non-Employee Directors’ Stock Option Plan
2003 Employee Stock Purchase Plan
(Full title of the plans)

Dan W. Denney, Jr., Ph.D.
Chairman and Chief Executive Officer
Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Suzanne Sawochka Hooper, Esq.
Cooley Godward llp
5 Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee
Stock Options and Common Stock (par value $.001 per share)	1,638,719 shares	$7.34	$12,028,197.46	$1,287.02

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 2003 Equity Incentive Plan, the 2003 Non-Employee Directors’ Stock Option Plan and the 2003 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Company’s common stock on May 11, 2006 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:

	Number of	Offering Price	Aggregate
Securities	Shares	per Share	Offering Price

Common stock reserved for future grant under the 2003 Equity Incentive Plan	1,422,719	$7.34	$10,442,757.46

Common stock reserved for future grant under the 2003 Non-Employee Directors’ Stock Option Plan	50,000	$7.34	$367,000.00

Common stock available for issuance under the 2003 Employee Stock Purchase Plan	166,000	$7.34	$1,218,440.00

Total	1,638,719	$7.34	$12,028,197.46

Registration Fee			$1,287.02

EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 1,422,719 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Equity Incentive Plan; (ii) 50,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Non-Employee Directors’ Stock Option Plan and (iii) 166,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Employee Stock Purchase Plan.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The contents of the Registrant’s Registration Statements on Form S-8, relating to the 2003 Equity Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan and 2003 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on November 14, 2003 (File No. 333-110517), March 30, 2004 (File No. 333-114020) and April 18, 2005 (File No. 333-124136), are incorporated herein by reference and made a part hereof.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1*	Specimen Common Stock Certificate

4.2*	Investor Rights Agreement, dated August 29, 2003, by and among Registrant and certain investors named therein

4.3*	Series F Warrant, dated August 29, 2003, between the Registrant and Stanford C. Finney

5.1	Opinion of Cooley Godward llp

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1*	2003 Equity Incentive Plan, and related documents

99.2*	2003 Non-Employee Directors’ Stock Option Plan, and related documents

99.3*	2003 Employee Stock Purchase Plan, and related documents

*	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.

UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 12, 2006.

GENITOPE CORPORATION

By:	/s/ Dan W. Denney, Jr. Dan W. Denney, Jr.
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Denney, Jr. and John M. Vuko, and each and any one of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dan W. Denney, Jr. Dan W. Denney, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2006

/s/ John M. Vuko John M. Vuko	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2006

/s/ Gordon D. Denney Gordon D. Denney	Director	May 12, 2006

/s/ Gregory Ennis Gregory Ennis	Director	May 12, 2006

/s/ Stanford C. Finney Stanford C. Finney	Director	May 12, 2006

/s/ Ronald Goode Ronald Goode	Director	May 12, 2006

/s/ William A. Hasler William A. Hasler	Director	May 12, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1*	Specimen Common Stock Certificate

4.2*	Investor Rights Agreement, dated August 29, 2003, by and among Registrant and certain investors named therein

4.3*	Series F Warrant, dated August 29, 2003, between the Registrant and Stanford C. Finney

5.1	Opinion of Cooley Godward llp

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1*	2003 Equity Incentive Plan, and related documents

99.2*	2003 Non-Employee Directors’ Stock Option Plan, and related documents

99.3*	2003 Employee Stock Purchase Plan, and related documents

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.